UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               September 10, 2007

                             GLOBAL GOLD CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                   02-69494                13-3025550
         --------                   --------                ----------
 (State or other jurisdiction      (Commission                  (IRS
       of incorporation)           File Number)          Identification No.)


         45 East Putnam Avenue, Greenwich, CT                06830
       ----------------------------------------              -----
       (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



Item 8.01 Other Events

On September 10, 2007, the Company issued a press release reporting that Global Gold Uranium LLC, a wholly owned subsidiary, has completed its airborne survey of the Cochrane Pond Uranium J.V. claims, Newfoundland. The survey by Global Gold Uranium, consisting of a combined radiometric and magnetic system, was flown over 6,396 line kilometers during the summer. Approximately 150 radiometric anomalies were identified from the extensive data.

Global Gold Uranium has retained a 4-member prospecting team which is en route to the project area at this time. The team, to be based at the nearby port of Burgeo, will be supported by a helicopter based there and will start prospecting by September 10th.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Exhibits


          Exhibit No.    Description

          99.1 Press release of Global Gold Corporation dated September 10, 2007, announcing the completion of Cochrane Pond airborne survey and start of prospecting.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  GLOBAL GOLD CORPORATION

                Dated: September 10, 2007         Global Gold Corporation

                                                  By: /s/Van Z. Krikorian
                                                      --------------------
                                                Name: Van Z. Krikorian
                                               Title: Chairman and Chief
                                                      Executive Officer